Exhibit 10.18

Loan No. AC-TN-MM-10-002-001

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is entered into as of February 24, 2010, by and among Wells VAF – 300 Commerce Street, LLC, a Delaware limited liability company (“Borrower”), and A10 Capital, LLC, a Delaware limited liability company (“Lender”), on the following terms and conditions.

R E C I T A L S

A.      Lender intends to make a loan to Borrower in the principal amount of $5,000,000.00, to be disbursed as follows: (i) Lender will disburse the aggregate principal amount of $3,750,000.00 at funding, as follows: $3,403,085.44 will be disbursed in accordance with a closing statement approved by Borrower and Lender, $76,914.56 will be deposited in escrow pursuant to and governed by an Escrow Agreement between Borrower and Lender, and $270,000.00 will be deposited in the Account as defined in Section 2.2 of this Agreement for purposes stated therein; and (ii) a principal amount of up to $1,250,000.00 will remain undisbursed committed funds, available for disbursement hereunder for purposes of funding capital expenditures and funding potential future leasing commissions and tenant improvements relating to the Real Property described below.

B.      Lender is willing to make the loan to Borrower solely under the terms and conditions specified in this Agreement and in the Loan Documents.

A G R E E M E N T

NOW, THEREFORE, for and in consideration of the approval and making of a loan by Lender to Borrower, which includes proceeds necessary for tenant improvements and capital expenditures, Borrower and Lender hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following words and terms shall have the following meanings when used in this Agreement:

“Account” means the Account as defined in Section 2.2.

“Advance” means a disbursement of funds from the Loan Fund or the Account, made to Borrower or on Borrower’s behalf, on a multiple advance basis under the terms and conditions of this Agreement.

“Agreement” means this Loan Agreement, as may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to time.

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“Architect’s Contract” means the architect’s contract between Borrower and the architect for the Project.

“Borrower” means Wells VAF – 330 Commerce Street, LLC, a Delaware limited liability company, and its successors and assigns.

“Capital Expenditures” means property repairs and capital improvement projects for the Real Property as approved by Lender in its sole and absolute discretion.

“Carveout Guaranty” means that certain Nonrecourse Carveout Guaranty dated of even date herewith, executed by Guarantor in favor of Lender, as the same may hereafter be amended or restated.

“Completion Date” means the date of completion as set forth in each Construction Contract.

“Construction Contract” means each contract between Borrower and Contractor, and any subcontracts with subcontractors, materialmen, laborers, or any other person or entity for performance of work on the Project or the delivery of materials to the Project.

“Contractor” means the general contractor for each Project.

“Event of Default” has the meaning ascribed to such term in Article 10 of this Agreement.

“Guarantor” means Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company.

“Guaranty” means that certain Conditional Terminating Guaranty dated of even date herewith, executed by Guarantor in favor of Lender, as the same may hereafter be amended or restated.

“Hazardous Materials” has the meaning ascribed to such term in the Indemnity.

“Improvements” means all buildings, structures, facilities, fixtures, additions, and other improvements, now or at any time hereafter situated, placed or constructed upon the Real Property.

“Indebtedness” has the meaning ascribed to such term in the Mortgage.

“Indemnity” means that certain Environmental Indemnity Agreement dated of even date herewith, executed by Borrower and Guarantor, in favor of Lender, as the same may hereafter be amended or restated.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated of even date herewith, by and between Bank of America, N.A. and Lender, as the same may hereafter be amended or restated.

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“Lender” means A10 Capital, LLC, a Delaware limited liability company, its successors and assigns.

“Loan” means the loan or loans made to Borrower under this Agreement and the Loan Documents.

“Loan Documents” mean (1) the Note, (2) this Agreement, (3) the Mortgage, (4) the Indemnity, (5) UCC financing statements, (6) the Guaranty, (7) the Carveout Guaranty, (8) the Intercreditor Agreement, (9) such assignments of management agreements, contracts and other rights as may be required by Lender, (10) all other documents now or hereafter executed by Borrower, Guarantor, or any other person or entity, to evidence or secure the payment of the Indebtedness or the performance of the Obligations, and (11) all modifications, restatements, extensions, renewals and replacements of the foregoing.

“Loan Fund” means the funds deposited in the Account and the undisbursed proceeds of the Loan under this Agreement together with any equity funds or other deposits required from Borrower under this Agreement.

“Mortgage” means that certain (i) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith, from Borrower, as grantor, to William L. Rosenburg, as trustee, for the benefit of Lender, as beneficiary, together with all modifications, restatements, extensions, renewals and replacements thereof; and (ii) Assignment of Leases, Rents and Profits dated of even date herewith, from Borrower, as assignor, to Lender, as assignee, together with all modifications, restatements, extensions, renewals and replacements thereof .

“Mortgaged Property” has the meaning ascribed to such term in the Mortgage.

“Note” means that certain Promissory Note dated of even date herewith, in the original principal amount of $5,000,000.00 executed by Borrower and payable to Lender, together with all modifications, restatements, extensions, renewals and replacements thereof.

“Obligations” has the meaning ascribed to such term in the Mortgage.

“Plans and Specifications” mean all plans, specifications, shop drawings, and other technical descriptions prepared for construction, repair or alteration of the Project, which have been submitted to and approved by Lender in writing, together with all amendments, modifications and additions thereof as may be approved by Lender in writing.

“Project” means (i) the construction and completion of certain Capital Expenditures associated or in any way connected to the building(s) or structure(s) currently located on the Real Property, and (ii) as to each lease agreement entered into between Borrower, as landlord, and a third party tenant, for a portion of any building or structure currently located on the Real Property, the construction and completion of future Tenant Improvements and leasing commissions, installation of equipment and fixtures, landscaping, and all other work necessary to complete the Tenant Improvements as required under each such lease agreement, and make them usable for their intended purpose(s).

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“Project Documents” mean the Plans and Specifications, all studies, data and drawings relating to the Project, whether prepared by or for Borrower, the Construction Contract, the Architect’s Contract, and all other contracts and agreements relating to the Project or the construction of the Improvements.

“Real Property” means the real property located at 330 Commerce Street, Nashville, TN 37201, as further described in Exhibit “A” attached hereto and incorporated herein by this reference, together with any greater estate therein which may be hereafter acquired by Borrower.

“Tenant Improvements” means any and all leasing commissions paid in connection with any executed lease of the Real Property and any and all improvements made to the currently existing Improvements and as required of Borrower under any executed lease of all or any portion of the Real Property; provided, however, such costs shall not exceed the total amount of $1,250,000.00.

“UCC” has the meaning ascribed to such term in the Mortgage.

Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Mortgage. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. The Recitals set forth above are material, true and correct and are incorporated by this reference into this Agreement as though fully set forth herein.

ARTICLE 2

LOAN; USE OF PROCEEDS; DEPOSIT OF FUNDS

Section 2.1    Borrower hereby agrees that $1,250,000.00 of the Loan proceeds shall be used solely for Tenant Improvements to and leasing commissions associated with the Improvements already constructed on the Real Property. Such Tenant Improvements and leasing commissions shall be approved by Lender, in its sole and absolute discretion, prior to Borrower commencing any Tenant Improvements or payment of any leasing commissions. Lender shall in no way be obligated to make any Advances with respect to any Tenant Improvements or leasing commissions not approved by Lender, in its sole and absolute discretion.

Section 2.2    On the funding date of the Loan and from the initial Advance under the Loan, Borrower will direct Lender to deposit the sum of $270,000.00, (the “Initial Deposit”) in an account in the name of Lender at a financial institution of Lender’s choice (the “Account”), with Borrower assuming all risk of loss. All amounts disbursed by Lender for deposit in the Account shall be deemed disbursements of the Loan and shall begin bearing interest at the rate applicable to the Loan immediately upon deposit into the Account, even though such sums may not be disbursed on behalf of Borrower until a later date (or applied to the Loan following the occurrence of an Event of Default under the Loan Documents executed in connection with the Loan). In addition, Borrower agrees that, commencing April 1, 2010 and continuing on the first business day of each month thereafter until the maturity date of the Loan, Borrower will deposit with Lender to be held in the Account the sum of $7,000.00 (each a “Monthly Escrow Deposit”

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and, together with the Initial Deposit, collectively referred to herein as the “Escrow Funds”) and Borrower hereby agrees that it shall have no right to direct the investment of the Account, withdraw from the Account, close the Account, or otherwise control the Account in any way. The funds in the Account shall be invested by Lender (such investments are referred to as the “Investments”), with any interest accruing thereon as a result of the Investments to be paid to Lender. Lender shall have no liability whatsoever for the loss of any Escrow Funds as a result of the failure of an investment or an institution into which the Escrow Funds have been placed. The Escrow Funds will be part of the Loan Fund and will be disbursed pursuant to the terms and conditions of this Agreement for the purpose of Capital Expenditures only. Any undisbursed Escrow Funds remaining after payment in full of the Loan will be returned to Borrower.

Section 2.3    Borrower hereby assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in any and all funds deposited in the Account as additional security for all of Borrower’s obligations under the Loan and the other Loan Documents, and all amendments, extensions, or renewals of all such documents, whether now existing or hereafter arising. Borrower instructs and directs Lender as follows:

a.        All securities or other property in the form of an instrument or security underlying any financial asset credited to the Account shall, as applicable, be registered in the name of Lender, endorsed to Lender or in blank or credited to another securities account maintained in the name of Lender, and in no case shall any financial asset credited to the Account be registered in the name of Borrower, payable to the order of Borrower or specially endorsed to Borrower, except to the extent the foregoing have been specially endorsed to Lender in blank;

b.        All financial assets and funds held by or delivered to Lender pursuant to this Agreement shall be promptly credited to the Account;

c.        The Account shall be an account to which financial assets and funds are or may be credited; and

d.        Each item of property (whether investment property, a financial asset, a security, an instrument, cash, Escrow Funds, or Investments) credited to the Account shall be treated as a “financial asset” (within the meaning of Section 8-102(i) of the UCC).

ARTICLE 3

NO CONSTRUCTION PRIOR TO RECORDING OF MORTGAGE

Borrower shall not permit any work or materials to be furnished in connection with the Project until (A) the Loan Documents are fully executed; (B) the Mortgage has been duly recorded and the security interest of Lender in the Mortgaged Property has been duly perfected; and (C) Lender has been provided evidence, satisfactory to Lender, that Borrower has obtained all insurance required under the Mortgage and this Agreement and that Lender’s liens on the Mortgaged Property are valid perfected first liens, subject only to such exceptions, if any, acceptable to Lender.

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ARTICLE 4

CONDITIONS PRECEDENT TO EACH ADVANCE

Lender’s obligation to make each Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction, in its sole and absolute discretion, of all of the conditions set forth in this Agreement, the Mortgage, and in any other Loan Documents.

Section 4.1          Approval of Contractors, Subcontractors, and Materialmen. Lender shall have approved a list of all contractors employed in connection with the construction of the Tenant Improvements or Capital Expenditures, as applicable, for the Project, showing the name, address, and telephone number of each contractor, a general description of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen, if known, and the approximate dollar value of the labor, work, or materials with respect to each contractor or materialman. Lender shall have the right to communicate with any person to verify the facts disclosed by the list or by any application for any Advance, or for any other purpose.

Section 4.2          Plans, Specifications and Permits. Lender shall have received and accepted a complete set of written Plans and Specifications setting forth all proposed Tenant Improvements or Capital Expenditures, as applicable, for the Project, and Borrower shall have furnished to Lender copies of all permits and requisite approvals of any governmental body necessary for the construction and use of the Project.

Section 4.3          Architect’s and Construction Contracts. Borrower shall have furnished in form and substance satisfactory to Lender an executed copy of the Architect’s Contract and an executed copy of the Construction Contract. Prior to commencement of any Project, Borrower shall have executed a Collateral Assignment of Contracts provided by Lender assigning to Lender all Project Documents.

Section 4.4          Budget and Schedule of Estimated Advances. Lender shall have approved detailed budget and cash flow projections of total Project costs and a schedule of the estimated amount and time of disbursements of each Advance.

Section 4.5          Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the consummation of the Project. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender, in its sole discretion, may require.

Section 4.6          Bond. If requested by Lender, Borrower shall have furnished a performance and payment bond in an amount equal to 100% of the amount of the Construction Contract, as well as a materialmen’s and mechanics’ payment bond, with such riders and supplements as Lender may require, each in form and substance satisfactory to Lender, naming Contractor as principal and Lender as an additional obligee.

Section 4.7          Assignment of Project Documents. Borrower shall have assigned to Lender, in form and substance satisfactory to Lender, the Project Documents.

Section 4.8          Survey. If requested by Lender, Borrower shall have furnished to Lender a survey of recent date, prepared and certified by a qualified surveyor and providing that

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following construction of the Tenant Improvements or Capital Expenditures, as applicable, in accordance with the Plans and Specifications, the Improvements shall lie wholly within the boundaries of the Real Property without encroachment or violation of any zoning ordinances, building codes or regulations, or setback requirements, together with such other information as Lender in its sole discretion may require.

Section 4.9        Title Insurance. Borrower shall have provided to Lender an ALTA extended coverage loan policy of title insurance, with such endorsements as Lender may require, issued by a title insurance company acceptable to Lender and in a form, amount, and content satisfactory to Lender, insuring that Lender’s Mortgage is a valid first lien on the Real Property, free and clear of all defects, liens, encumbrances, and exceptions except those specifically accepted by Lender in writing. If requested by Lender, Borrower shall provide to Lender, at Borrower’s expense, a Form 122 Future Advances endorsement (or such other endorsement as Lender may require) to said loan policy concurrent with each Advance, insuring the lien free completion of all Improvements completed on the Real Property as of the date of issuance of such endorsement.

Section 4.10        Insurance. Borrower shall have delivered to Lender the following insurance policies or evidence thereof: (a) a builders risk (course of construction) insurance policy with extended coverage covering the Improvements, issued in an amount and by a company acceptable to Lender, and containing a lender’s loss payable or other endorsement satisfactory to Lender insuring Lender as mortgagee, together with such other endorsements as may be required by Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender, (b) Contractor’s general liability insurance, public liability and workmen’s compensation insurance policies; and (c) all other insurance required by this Agreement, the Mortgage, and any other Loan Documents.

Section 4.11        Workers’ Compensation Coverage. Provide to Lender a certificate of insurance evidencing Contractor’s compliance with all applicable workers’ compensation laws and regulations with regard to all work performed on the Project.

Section 4.12        Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any other Loan Documents.

Section 4.13        Satisfactory Construction. All work usually done at the stage of construction for which disbursement is requested shall have been done in a good and workmanlike manner and all materials and fixtures usually furnished and installed at that stage of construction shall have been furnished and installed, all in compliance with the Plans and Specifications. Borrower shall also have furnished to Lender such proof as Lender may require to establish the progress of the work, compliance with applicable laws, freedom of the Mortgaged Property from liens, and the basis for the requested Advance.

Section 4.14        Certification. Borrower shall have furnished to Lender a certification by an engineer, architect, or other qualified inspector acceptable to Lender that the construction of the Tenant Improvements or Capital Expenditures, as applicable, has complied

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and will continue to comply with all applicable statutes, ordinances, codes, regulations, and similar requirements.

Section 4.15        Project Review. Lender shall have reviewed, at Borrower’s cost, the Project Documents and such other documents as may be required by Lender in its sole discretion. Lender shall have received written confirmation prior to each Advance from a construction progress inspector retained by Lender, at Borrower’s expense, affirming the information provided to Lender by Borrower or its agents pursuant to this Article 4.

Section 4.16        Lien Waivers. Borrower shall have obtained and attached to each application for an Advance, including the Advance to cover final payment to Contractor, executed acknowledgments of payment of all sums due and releases of contractor’s, mechanic’s, and materialmen’s liens, satisfactory to Lender, from any party having lien rights, which acknowledgements of payment and releases of liens shall cover all work, labor, equipment, materials done, supplied, performed, or furnished prior to such application for an Advance.

Section 4.17        No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any other Loan Document.

ARTICLE 5

ADVANCES FROM THE LOAN FUND

Section 5.1        Application for Advances. Each application shall be stated on a standard AIA payment request form or other form approved by Lender, executed by Borrower, and supported by such evidence as Lender shall reasonably require. With regard to Tenant Improvements, such requests and Advances shall (a) be in increments of not less than $250,000.00 and (b) not exceed the aggregate amount of $43.59 per square foot. With regard to Capital Expenditures, such requests and Advances shall be for a minimum disbursement of $10,000.00. Borrower shall apply only for disbursement with respect to work actually done by Contractor and for materials and equipment actually incorporated into the Project. Each application for an Advance shall be deemed a certification of Borrower that as of the date of such application, Borrower is in compliance with all of the provisions of this Agreement and the Loan Documents. If Lender determines, in its sole and absolute discretion that all terms and conditions for the Advance are met, Lender shall make the Advance, less ten percent (10%) of such amount as retainage, within seven (7) business days of approval of the request. Lender shall not be obligated to make more than one (1) Advance every thirty (30) days per Tenant Improvements or Capital Expenditures project.

Section 5.2        Payments. At the sole option of Lender, Advances may be paid in the joint names of Borrower and Contractor, subcontractor(s), or supplier(s) in payment of sums due under the Construction Contract. At its sole option, Lender may directly pay Contractor and any subcontractors or other parties the sums due under the Construction Contract. Borrower appoints Lender as its attorney-in-fact to make such payments. This power shall be deemed coupled with an interest, shall be irrevocable, and shall survive an Event of Default under this Agreement.

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Section 5.3          Projected Cost Overruns. If Lender at any time determines in its sole discretion that the amount in the Loan Fund is insufficient, or will be insufficient, to fully complete and pay for in full the Project, then within ten (10) days after receipt of a written request from Lender, Borrower shall deposit in the Loan Fund an amount equal to the deficiency as determined by Lender. The judgment and determination of Lender under this Section 5.3 shall be final and conclusive. Lender shall have no further obligation to disburse any Loan proceeds until Borrower has deposited in the Loan Fund the deficiency amount as determined by Lender, and Borrower agrees that any such amounts deposited in the Loan Fund by Borrower shall be disbursed prior to any Loan proceeds.

Section 5.4          Final Payment to Contractor. Upon completion of the Project and fulfillment of the Construction Contract to the satisfaction of Lender, and provided sufficient Loan proceeds are available in the Loan Fund, Lender shall make an Advance to cover the final payment due to Contractor upon delivery to Lender of a Form 122 Future Advances endorsement to the ALTA loan policy of title insurance following the posting of the completion notice, as provided under applicable law, or such other endorsements to the ALTA loan policy of title insurance as may be required by Lender in its sole discretion. Construction shall not be deemed complete for purposes of the final Advance unless and until Lender shall have received all of the following:

a. Evidence satisfactory to Lender that all work under the Construction Contract requiring inspection by any governmental authority with jurisdiction has been duly inspected and approved by such authority, that a certificate of occupancy has been issued, and that all parties performing work have been paid, or will be paid, for such work;

b. A certification by an engineer, architect, or other qualified inspector acceptable to Lender that the Tenant Improvements or Capital Expenditures, as applicable, have been completed substantially in accordance with the Plans and Specifications and the Construction Contract, that direct connection has been made to all utilities set forth in the Plans and Specifications, and that the Project is ready for occupancy;

c. Written confirmation from a construction progress inspector retained by Lender, at Borrower’s expense, affirming the information provided to Lender pursuant to subparagraphs a. and b. above;

d. Acceptance of the completed Tenant Improvements or Capital Expenditures, as applicable, by Lender and Borrower.

e. Acceptance and occupancy of the completed Tenant Improvements by the respective tenant.

Section 5.5          Construction Default. If Borrower fails in any respect to comply with the provisions of this Agreement or any other Loan Documents, or if construction ceases before completion of the Project regardless of the reason, Lender, at its option, may refuse to make further Advances, may accelerate the Indebtedness under the terms of the Note and other

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Loan Documents, and without thereby impairing any of its rights, power, or privileges, may enter into possession of the Project’s construction site and perform or cause to be performed any and all work and labor necessary to complete the Improvements substantially in accordance with the Plans and Specifications.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower hereby represents, warrants and covenants to Lender, as of the date of this Agreement, as of the date of each Advance, as of the date of any renewal, extension or modification of the Loan, and at all times any Indebtedness exists, all of the representations, warranties and covenants contained in the Mortgage and other Loan Documents as if fully set forth herein. Borrower further represents, warrants and covenants to Lender, as of the date of this Agreement, as of the date of each Advance, as of the date of any renewal, extension or modification of the Loan, and at all times any Indebtedness exists, as follows:

Section 6.1          Project Costs. The Project costs are true and accurate estimates of the costs necessary to complete the Tenant Improvements or Capital Expenditures, as applicable, in a good and workmanlike manner according to the Plans and Specifications presented by Borrower to Lender, and Borrower shall take all steps necessary to prevent the actual cost of the Tenant Improvements or Capital Expenditures, as applicable, from exceeding the Project costs.

Section 6.2          Compliance with Governing Authorities. Borrower has examined and is familiar with all the easements, covenants, conditions, restrictions, reservations, building laws, regulations, zoning ordinances, and federal, state, and local requirements affecting the Project. The Project will at all times and in all respects conform to and comply with the requirements of such easements, covenants, conditions, restrictions, reservations, building laws, regulations, zoning ordinances, and federal, state, and local requirements.

Section 6.3          Insurance Reports. Borrower shall furnish to Lender, upon Lender’s request, reports on each existing insurance policy required pursuant to this Agreement and the Mortgage, showing such information as Lender may reasonably request, including, without limitation, the following: (i) the name of the insurer, (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (vi) the expiration date of the policy.

Section 6.4          Construction of the Project. Borrower shall cause the Tenant Improvements or Capital Expenditures, as applicable, to be constructed and equipped in a diligent and orderly manner and in strict accordance with the Plans and Specifications approved by Lender, the Construction Contract, and all applicable laws, ordinances, codes, regulations, and rights of adjoining or concurrent property owners.

Section 6.5          Defects. Upon demand by Lender, Borrower shall promptly correct any defect in the Tenant Improvements or Capital Expenditures, as applicable, or any departure from the Plans and Specifications not approved by Lender in writing before further work shall be done upon the portion of the Improvements affected.

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Section 6.6          Project Claims and Litigation. Borrower shall promptly inform Lender of (a) all material adverse changes in the financial condition of Contractor; (b) any litigation and claims, actual or threatened, affecting the Project or Contractor, which could materially affect the successful completion of the Project or the ability of Contractor to complete the Project as agreed; (c) any condition or event which constitutes an Event of Default; and (d) any condition or event which constitutes a breach or default under any Project Documents related to the Project.

Section 6.7          Payment of Claims and Removal of Liens. Borrower shall (a) cause all claims for labor done and materials and services furnished in connection with the Tenant Improvements or Capital Expenditures, as applicable, to be fully paid and discharged in a timely manner, (b) diligently file or procure the filing of a valid notice of completion of the Tenant Improvements, or Capital Expenditures, as applicable, or such comparable document as may be permitted under applicable lien laws, (c) diligently file or procure the filing of a notice of cessation, or such comparable document as may be permitted under applicable lien laws, upon the happening of cessation of labor on the Tenant Improvements or Capital Expenditures, as applicable, for a continuous period of thirty (30) days or more, and (d) take all reasonable steps necessary to remove all claims of liens against the Mortgaged Property or any part thereof, or any rights or interests appurtenant to the Mortgaged Property. Upon Lender’s request, Borrower shall make such demands or claims upon or against contractors, laborers, materialmen, subcontractors, or other persons who have furnished or claim to have furnished labor, services, or materials in connection with the Tenant Improvements or Capital Expenditures, as applicable, which demands or claims shall under the laws of the State of Tennessee require diligent assertions of lien claims upon penalty of loss or waiver thereof. Borrower shall, within ten (10) days after the filing of any claim of lien that is disputed or contested by Borrower, provide Lender with a surety bond issued by a surety acceptable to Lender sufficient to release the claim of lien or deposit with Lender an amount satisfactory to Lender for the possibility that the contest will be unsuccessful. If Borrower fails to remove any lien on the Mortgaged Property or provide a bond or deposit pursuant to this provision, Lender may pay such lien, or may contest the validity of the lien, and Borrower shall pay all costs and expenses of such contest, including Lender’s reasonably attorneys’ fees.

Section 6.8          Modification of Contract. Borrower shall not make or permit to be made any modification of the Project Documents, other than minor changes involving no extra cost, without Lender’s prior written consent.

Section 6.9          Survival of Representations, Warranties and Covenants. Borrower understands and agrees that in extending Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement, the Mortgage, or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Loan Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of each Advance from the Loan Fund and delivery to Lender of the Loan Documents shall be continuing in nature, shall be deemed made and redated by Borrower as of the date each Advance is made, and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

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ARTICLE 7

GENERAL PROJECT PROVISIONS

Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall comply with the following provisions relating to the construction and completion of the Project:

Section 7.1          Change Orders. All requests for changes in the Plans and Specifications, except for changes which are less than $10,000.00 or 5% of any individual line item in the construction budget, must be in writing, signed by Borrower and the architect, and delivered to Lender for its approval. Borrower shall not permit the performance of any work pursuant to any change order or modification of the Construction Contract or any subcontract without the written approval of Lender. Borrower shall obtain any required permits or authorizations from governmental authorities having jurisdiction before approving or requesting a new change order.

Section 7.2          Purchase of Materials; Conditional Sales Contracts. No materials, equipment, fixtures, or articles of personal property placed in or incorporated into the Project, shall be purchased or installed under any security agreement or other agreement whereby the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider such items as personal property after their incorporation into the Project, unless otherwise authorized by Lender in writing.

Section 7.3          Lender’s Right of Entry and Inspection. Lender and its agents shall have at all times the right of entry and free access to the Mortgaged Property and the right to inspect all work done, labor performed, and materials furnished with respect to the Project. Lender shall have unrestricted access to and the right to copy all records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower relating in any way to the Project.

Section 7.4          Lender’s Right to Stop Work. If Lender in good faith determines that any work or materials do not conform to the approved Plans and Specifications or sound building practices, or otherwise depart from any of the requirements of this Agreement, Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, Borrower shall promptly correct the work to Lender’s satisfaction. No such action by Lender will affect Borrower’s obligation to complete the Tenant Improvements or Capital Expenditures, as applicable, on or before the Completion Date. Lender is under no duty to supervise or inspect the construction or examine any books and records. Any inspection or examination by Lender is for the sole purpose of protecting Lender’s security and preserving Lender’s rights under this Agreement. No default of Borrower will be waived by any inspection by Lender. In no event will any inspection by Lender be a representation that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship.

Section 7.5          Limitation of Responsibility. The making of any Advance by Lender shall not constitute or be interpreted as either (A) an approval or acceptance by Lender of the work done through the date of the Advance, or (B) a representation or indemnity by Lender

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to any party against any deficiency or defect in the work or against any breach of any contract. Inspections and approvals of the Plans and Specifications, the Tenant Improvements or Capital Expenditures, as applicable, the workmanship and materials used in the Tenant Improvements or Capital Expenditures, as applicable, and the exercise of any other right of inspection, approval, or inquiry granted to Lender in this Agreement are acknowledged to be solely for the protection of Lender’s interests, and under no circumstances shall they be construed to impose any responsibility or liability of any nature whatsoever on Lender to any party. Neither Borrower nor any contractor, subcontractor, materialman, laborer, or any other person shall rely, or have any right to rely, upon Lender’s determination of the appropriateness of any Advance. No disbursement or approval by Lender shall constitute a representation by Lender as to the nature of the Project, its construction, or its intended use for Borrower or for any other person, nor shall it constitute an indemnity by Lender to Borrower or to any other person against any deficiency or defects in the Project or against any breach of any contract.

Section 7.6          Cessation of Advances. Lender shall have no obligation to make Advances or to disburse Loan proceeds under this Agreement or under any other Loan Documents upon the occurrence of any Event of Default.

ARTICLE 8

DEFAULT

Any failure by Borrower or any Guarantor to perform, observe or comply with any of the terms, conditions, agreements, covenants or provisions of this Agreement (including, but not limited to, failure to construct the Tenant Improvements or Capital Expenditures, as applicable, in accordance with the Project Documents) or any other Loan Documents, shall constitute an “Event of Default” hereunder.

ARTICLE 9

REMEDIES

Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, but without any obligation to do so, and in addition to any other right Lender without notice to Borrower may have, exercise any or all of the following rights, remedies and recourses, without notice to Borrower:

a.  institute appropriate proceedings to enforce the performance of this Agreement;

b.  withhold further disbursement of the Loan Fund;

c.  expend funds necessary to remedy the Event of Default;

d.  take possession of the Mortgaged Property and continue construction of the Project;

e.  exercise any other right or remedy which it has under the Note or Loan Documents, or which is otherwise available at law or in equity or by statute;

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f.        setoff against and/or use the funds in the Account (or any portion thereof) for any purpose, including, without limitation (i) payment of any Indebtedness secured by the Note, any other Loan Documents and this Agreement, including, without limitation, principal prepayments and the prepayment premium applicable to such prepayment (as applicable); (ii) reimbursement of Lender for all losses and expenses (including, without limitation, reasonable legal fees and disbursements) suffered or incurred by Lender as a result of such default; or (iii) payment of any amount expended in exercising all rights and remedies available to Lender at law or in equity or under this Agreement or under the Loan Documents.

Borrower consents to such actions by Lender without any further instructions or consents from Borrower. Borrower consents to, authorizes, and directs Lender to comply with any “entitlement orders” within the meaning of Section 8-102(h) of the Uniform Commercial Code (the “UCC”) regarding any funds held in the Account, without any further action or consent by Borrower. Provided, however, that a setoff by Lender or use of any funds in the Account by Lender shall not, under any circumstances, be deemed a cure of an Event of Default, and, after the occurrence of an Event of Default and a setoff by Lender or use of the funds in the Account by Lender, Borrower shall continue to be in default and Lender shall be entitled to exercise all rights and remedies available to Lender upon the occurrence of such Event of Default. Nothing in this Agreement or the other Loan Documents shall obligate Lender to apply all or any portion of the funds in the Account on account of any default by Borrower or to repayment of the Indebtedness secured by the Loan Documents or in any specific order of priority.

ARTICLE 10

COMPLETION OF IMPROVEMENTS BY LENDER

If Lender takes possession of the Mortgaged Property, it may take any and all actions necessary in its judgment to complete construction of the Tenant Improvements or Capital Expenditures, as applicable, including, but not limited to, making changes in the Plans and Specifications, work, or materials and entering into, modifying or terminating any Project Documents, subject to Lender’s right at any time to discontinue any work without liability. If Lender elects to complete the Tenant Improvements or Capital Expenditures, as applicable, it will not assume any liability to Borrower or to any other Person for completing the Tenant Improvements or Capital Expenditures, as applicable, or for the manner or quality of construction of the Tenant Improvements or Capital Expenditures, as applicable, and Borrower expressly waives any such liability. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to complete the Tenant Improvements or Capital Expenditures, as applicable, at Lender’s option, either in Borrower’s name or in its own name. In any event, all sums expended by Lender in completing construction of the Tenant Improvements or Capital Expenditures, as applicable, will be considered to have been disbursed to Borrower and will be secured by the Mortgaged Property. Any such sums that cause the principal amount of the Loan to exceed the face amount of the Note will be considered to be an additional Loan to Borrower, bearing interest at the rate set forth in the Note and being secured by the Mortgaged Property. For these purposes, Borrower assigns to Lender all of its right, title and interest in and to the Project Documents; provided, however, Lender will not have any obligation under the Project Documents unless Lender expressly hereafter agrees in writing to assume such obligations. Upon the occurrence of an Event of Default, Lender will have the right to exercise any rights of Borrower under the Project Documents. Except as may be prohibited by

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applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently.

ARTICLE 11

MISCELLANEOUS

Section 11.1        Amendments and Waivers; References. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought. This Agreement and the other Loan Documents shall not be executed, entered into, altered, amended or modified by electronic means. Any reference to a Loan Document, whether in this Agreement or in any other Loan Document, shall be deemed to be a reference to such Loan Document as it may hereafter from time to time be amended, modified, supplemented and restated in accordance with the terms hereof.

Section 11.2        Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s reasonable costs and expenses, including Lender’s attorneys’ fees and legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the reasonable costs and expenses (i) in connection with each Advance and (ii) with any enforcement of this Agreement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Section 11.3        Authority to File Notices. Borrower appoints and designates Lender as its attorney-in-fact to file for record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under any of the Loan Documents.

Section 11.4        Caption Headings. The article and section titles set forth in this Agreement are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such articles or sections.

Section 11.5        Governing Law. This Agreement and all other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Idaho, and the laws of the State of Idaho shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of this Agreement and the Loan Documents (without giving effect to principles of conflicts of law), except to the extent otherwise specified in this Agreement or any of the Loan Documents.

Section 11.6        No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with

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that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Section 11.7        Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of the Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 11.8        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns. Borrower shall not, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

Section 11.9        Time is of the Essence. Time is of the essence in the performance of this Agreement.

Section 11.10        Jury Waiver. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE MORTGAGED PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THE NOTE, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THE NOTE, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE NOTE, THIS AGREEMENT AND THE LOAN DOCUMENTS.

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BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED FEBRUARY 24, 2010.

BORROWER:

Wells VAF – 330 Commerce Street, LLC, a Delaware limited liability company
By:	Wells Mid-Horizon Value-Added Fund I, LLC,
a Georgia limited liability company, its sole Member
	By:	Wells Investment Management Company, LLC,
a Georgia limited liability company, its Manager

		By:	/s/ Kevin A. Hoover
Kevin A. Hoover, President

LENDER:

A10 Capital, LLC,
a Delaware limited liability company

		By:	/s/ Dale Conder
Dale Conder, Chief Risk Officer

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EXHIBIT “A”

Legal Description of Real Property

TRACT I:

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03” W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45” W, 122.48 feet; thence N 62° 20’ 37” E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23” W, 53.40 feet; thence, N 62° 08’ 37” E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23” E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S 27° 25’ 00” E, 122.96 feet to the point of beginning.

TRACT II:

A leasehold estate pursuant to a lease dated as of December 1, 1985, by and between Commerce Street Venture (Lessor) and Linville Properties Co. (Lessee), a memorandum of said lease is recorded in Book 6739, Page 374, and re-recorded in Book 6740, Page 822, and further re-recorded in Book 7075, Page 517, in the Register’s Office for Davidson County, Tennessee, and subsequently assigned to J.C. Bradford & Co. by Assignment of Lease recorded in Book 7902, Page 220, and further assigned to K&M Enterprises by Assignment of Lease recorded at Instrument No. 20001018-0103460, in said Register’s Office, and further assigned to Ferrari Partners, L.P. by Assignment of Lease recorded at Instrument No. 20020523-0062998, in said Register’s Office, and further assigned to Wells VAF – 330 Commerce Street, LLC, by Assignment of Lease recorded at Instrument No. 20071217-0144581, 20071217-0144582 and 20071217-0144583, in said Register’s Office.

Being a portion of a parcel of land in Nashville, First Civil District, Eighteenth Council District, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03” W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45” W, 122.48 feet; thence N 62° 20’ 37” E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23” W, 53.40 feet; thence, N 62° 08’ 37” E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23” E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S 27° 25’ 00” E, 122.96 feet to the point of beginning.

TRACT III:

A reciprocal easement for ingress and egress, parking utilities and support as contained in that certain Reciprocal Easement Agreement, of record in Book 6739, Page 331, as re-recorded in Book 6740, Page 775, in the Register’s Office for Davidson County, Tennessee, in and to a parcel of land in Nashville, First Civil District, Eighteenth Councilmanic District, and being more particularly described as follows:

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Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03” W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45” W, 122.48 feet; thence N 62° 20’ 37” E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23” W, 53.40 feet; thence, N 62° 08’ 37” E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23” E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S 27° 25’ 00” E, 122.96 feet to the point of beginning.

Together with the easement rights set forth in the instrument of record in Book 7849, Page 627, in the Register’s Office for Davidson County, Tennessee.

Together with the easement rights set forth in the instrument of record in Book 6739, Page 331, and re-recorded in Book 6740, Page 775, in the Register’s Office for Davidson County, Tennessee; said instrument having been amended by First Amendment to Reciprocal Easement Agreement recorded December 17, 2007 at Instrument No. 200712170144580, in said Register’s Office.

Being the same property conveyed to Wells VAF – 330 Commerce Street, LLC, a Delaware limited liability company, by Special Warranty Deed of record in #20071217-0144579, Register’s Office, Davidson County, Tennessee, as corrected by Scrivener’s Affidavit of record in Instrument No. 20100224-0014217, said Register’s Office. (As to Tract I and III)

330 Commerce Street

Nashville, TN

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